Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of: (i) our report, dated March 17, 2006 regarding Velocity Asset Management, Inc. in Amendment No. 1 to the Registration Statement on Form SB-2 and related Prospectus of Velocity Asset Management, Inc., dated April 18, 2006, for the registration of shares of its preferred stock.



/s/ Cowan, Gunteski & Co., P.A.

Toms River, New Jersey
April 14, 2006